CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Quarterly Report on Form 10-QSB of Rockelle, Corp. for the quarter ended June 30, 2004, I, Gerard Stephan, Chief Executive Officer and Chief Financial Officer of Rockelle, Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such amended Quarterly Report on Form 10-QSB for the period ended June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such amended Quarterly Report on Form 10-QSB for the period ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Rockelle, Corp.

Dated:  August 20, 2004

Rockelle, Corp.


By: /s/ Gerard Stephan
-------------------------------------
Chief Executive Officer
Chief Financial Officer